Exhibit 99.2

Prism Technologies LLC and Subsidiaries

Consolidated Financial Statements and
Independent Auditors' Report

December 31, 2014 and 2013

Prism Technologies LLC and Subsidiaries

Index

Page

Independent Auditors, Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2-3

Consolidated Statements of Income	4

Consolidated Statements of Members’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-20

INDEPENDENT AUDITORS' REPORT

Board of Directors, Prism Technologies LLC and Subsidiaries

Omaha, Nebraska

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Prism Technologies LLC, a Nebraska limited liability company, and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, members’ equity (deficit) and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prism Technologies LLC and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations and their consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Lutz and Company, P.C.

January 27, 2015

Prism Technologies LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$1,746,299	$1,062,779
Restricted Cash	1,386,662	1,386,662
Accounts Receivable	25,797	31,422
Prepaid Expenses	2,190	172,190
Total Current Assets	3,160,948	2,653,053

PROPERTY AND EQUIPMENT
Office Furniture and Equipment	16,796	16,796
Computer Software and Equipment	20,667	20,667
Total Cost	37,463	37,463
Less Accumulated Depreciation	34,380	33,649
Net Book Value	3,083	3,814

OTHER ASSETS
Patents, Net of Accumulated Amortization of $2,009,677 and $429,746, Respectively (Note 7)	3,109,845	4,689,776
Notes Receivable, Members (Note 4)	-	206,372
Life Settlement Contracts (Note 5)	532,721	476,231
Total Other Assets	3,642,566	5,372,379

TOTAL ASSETS	$6,806,597	$8,029,246

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013

LIABILITIES

CURRENT LIABILITIES
Current Portion of Convertible Notes Payable (Note 6)	$1,530,050	$1,400,050
Current Portion of Long-Term Debt (Note 7)	1,720,000	-
Accounts Payable	56,540	33,737
Accrued Compensation	9,660	692,757
Accrued Interest	263,051	1,713
Membership Distributions Payable	811,518	425,164
Total Current Liabilities	4,390,819	2,553,421

LONG-TERM LIABILITIES
Convertible Notes Payable, Less Current Portion (Note 6)	-	375,000
Long-Term Debt (Note 7)	1,560,000	4,280,000
Total Long-Term Liabilities	1,560,000	4,655,000
Total Liabilities	5,950,819	7,208,421

COMMITMENTS AND CONTINGENCIES (Notes 6, 7, 8, 9, 11, 12 and 13)

MEMBERS' EQUITY (Notes 6 and 9)

MEMBERS' CAPITAL
$0 Par Value, 12,118,943 and 11,832,596 Units Outstanding, Respectively	6,472,749	5,971,609

ACCUMULATED DEFICIT	(4,720,284)	(4,546,605)

EQUITY SYNDICATION COSTS	(707,043)	(684,787)
Total Prism Technologies LLC Members' Equity	1,045,422	740,217

NONCONTROLLING INTEREST IN SUBSIDIARIES	(189,644)	80,608

Total Members' Equity	855,778	820,825

TOTAL LIABILITIES AND MEMBERS' EQUITY	$6,806,597	$8,029,246

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2014 and 2013

	2014	2013

REVENUES	$28,805,517	$39,504,850

OPERATING COSTS AND EXPENSES
Professional Fees and Infringement Suit Related Costs	7,046,735	14,741,261
Revenue Sharing Costs	15,034,005	16,403,269
General and Administrative Expenses (Note 9)	2,842,265	1,931,174
Total Operating Costs and Expenses	24,923,005	33,075,704

INCOME FROM OPERATIONS	3,882,512	6,429,146

OTHER INCOME AND EXPENSE
Interest Income	5,072	4,995
Interest Expense (Notes 6 and 7)	(414,319)	(57,539)
Other Expenses	(629)	(260)
Total Other Income and Expense	(409,876)	(52,804)

Income Before Noncontrolling Interest in Subsidiaries	3,472,636	6,376,342

Loss (Income) Attributable to the Noncontrolling Interest in Subsidiaries	270,252	(866,099)

NET INCOME TO PRISM TECHNOLOGIES LLC	$3,742,888	$5,510,243

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Consolidated Statements of Members’ Equity (Deficit)

Years Ended December 31, 2014 and 2013

				Non-
			Equity	Controlling	Total
	Members'	Accumulated	Syndication	Interest in	Members'
	Capital	Deficit	Costs	Subsidiaries	Equity (Deficit)

BALANCES, December 31, 2012	$4,510,273	$(5,222,951)	$(582,278)	$78,013	$(1,216,943)

Net Income	-	5,510,243	-	866,099	6,376,342

Issuance of 160,700 Membership Units	307,657	-	-	-	307,657

Conversion of Notes Payable to 1,120,705 Membership Units	1,396,600	-	-	-	1,396,600

Redemption of 130,625 Membership Units	(261,250)	-	-	-	(261,250)

Issuance Costs	-	-	(102,509)	-	(102,509)

Distributions	-	(4,833,897)	-	(867,304)	(5,701,201)

Unit-Based Compensation Expense (Note 9)	18,329	-	-	-	18,329

Capital Transactions of Subsidiaries Capital Contributions	-	-	-	3,800	3,800

BALANCES, December 31, 2013	5,971,609	(4,546,605)	(684,787)	80,608	820,825

Net Income (Loss)	-	3,742,888	-	(270,252)	3,472,636

Issuance of 157,805 Membership Units	301,140	-	-	-	301,140

Conversion of Notes Payable to 163,542 Membership Units	245,000	-	-	-	245,000

Redemption of 35,000 Membership Units	(45,000)	-	-	-	(45,000)

Issuance Costs	-	-	(22,256)	-	(22,256)

Distributions	-	(3,916,567)	-	-	(3,916,567)

BALANCES, December 31, 2014	$6,472,749	$(4,720,284)	$(707,043)	$(189,644)	$855,778

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,742,888	$5,510,243
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation and Amortization	1,580,662	110,867
Unit-Based Compensation Expense	-	18,329
Noncontrolling Interest in Income (Loss) of Subsidiaries	(270,252)	866,099
Changes in Current Assets and Current Liabilities
Decrease in Accounts Receivable	5,625	1,563,578
Decrease in Due from Members	-	107,385
Decrease (Increase) in Prepaid Expenses	170,000	(171,465)
Increase (Decrease) in Accounts Payable	22,803	(1,212,866)
Increase (Decrease) in Accrued Compensation	(683,097)	261,727
Increase (Decrease) in Accrued Interest	261,338	(24,061)
Net Cash Provided by Operating Activities	4,829,967	7,029,836

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	-	(230,000)
Increase of Life Settlement Contracts	(56,490)	(57,221)
Repayments of Note Receivables, Members	206,372	39,704
Net Cash Provided by (Used in) Investing Activities	149,882	(247,517)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Convertible Notes Payable	-	375,000
Repayments of Convertible Notes Payable	-	(364,000)
Proceeds from Issuance of Notes Payable, Members	100,000	-
Repayments of Notes Payable, Members	(100,000)	-
Repayments of Long-Term Debt	(1,000,000)	-
Proceeds from Issuance of Membership Units	301,140	307,657
Redemption of Membership Units	(45,000)	(261,250)
Payments of Issuance Costs	(22,256)	(102,509)
Distributions	(3,530,213)	(4,453,398)
Capital Transactions of Subsidiaries	-	3,800
Distributions to Non-Controlling Interest	-	(867,304)
Net Cash Used in Financing Activities	(4,296,329)	(5,362,004)

Net Increase in Cash and Cash Equivalents (Including Restricted)	683,520	1,420,315

Cash and Cash Equivalents, Beginning of Year (Including Restricted)	2,449,441	1,029,126

Cash and Cash Equivalents, End of Year (Including Restricted)	$3,132,961	$2,449,441

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$152,981	$81,600

NONCASH INVESTING AND FINANCING ACTIVITIES
Note Payable Converted to Membership Units	$245,000	$1,396,600
Unpaid Declared Membership Distributions	386,354	399,249
Long-Term Debt Incurred to Purchase Patents	-	(4,280,000)

See Notes to Consolidated Financial Statements.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

1.	Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements is set forth below.

Principles of Consolidation

The consolidated financial statements include the accounts of Prism Technologies LLC, its 88% owned subsidiary, Secure Axcess LLC (effective July 2013, prior to July 2013, Prism Technologies LLC owned 89%) and its 95% owned subsidiary, Millenium Biologix LLC, collectively (the Company). The Company follows FASB Codification Topic 810-10 on Noncontrolling Interest in Consolidated Financial Statements (Topic 810-10). Topic 810-10 requires the amounts related to the noncontrolling interest portions of Secure Axcess LLC and Millenium Biologix LLC not owned by the Company to be defined as noncontrolling interest. In addition, Topic 810-10 requires that noncontrolling interests to be classified in the consolidated balance sheets as a component of members’ equity rather than as a long-term liability.

Nature of Business

Prism Technologies LLC (Prism) is a Nebraska limited liability company and was formed in 2003. Secure Axcess, LLC (Secure Axcess) is a Texas limited liability company, formed in 2010. Millenium Biologix, LLC (Millenium) is a Nebraska limited liability company, formed in 2013. Prism is managed by a board consisting of seven members, of which four are independent. Secure Axcess is managed by a board consisting of five members, of which two are independent. Millenium is managed by a board consisting of three members, of which none are independent. The Company is engaged in the business of licensing and/or commercializing a portfolio of patents. The Company is also active in enforcing patent rights against infringing parties through legal means. As the Company carries out licensing and enforcement efforts with current patents, the Company’s goals include continuing to build its patent portfolio by (i) completing the issuance of pending patent applications, (ii) authoring and applying for new patents, (iii) acquiring other existing patents from other patent holders, and (iv) partnering with other patent holders to assist in licensing and enforcing their patents.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by the Company.  These rights may include some combination of the following:  (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by the Company, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation, if applicable.  The intellectual property rights granted may be perpetual in nature, extending until the expiration of the related patents, or can be granted for a defined, period of time, with the licensee possessing the right to renew the agreement at the end of each contractual term for additional consideration.  Pursuant to the terms of these agreements, the Company has no further obligation with respect to the grant of the non-exclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, including no express or implied obligation on the Company’s part to maintain or upgrade the technology, or provide future support or services.  Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement, or upon receipt of the minimum up-front payment for term agreement renewals.  As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectability is reasonably assured, or upon receipt of the minimum up-front fee for term agreement renewals, and when all other revenue recognition criteria have been met.

Some or all of the future licensing agreements will provide for payments to the Company over an extended period of time.  For a licensing agreement with fixed royalty payments, the Company will recognize revenue as amounts become due.  For a licensing agreement with variable royalty payments the Company will recognize royalty revenue at the time that the licensees' sales occur; however, because a licensee may report sales information to the Company on a delayed basis, the revenue recognition criterion may also be met on a delayed basis once the revenues are fixed and determinable.

Complex revenue arrangements may require significant judgments, assumptions and estimates about when substantial delivery of contract elements will occur, whether any significant ongoing obligations exist subsequent to contract execution, whether amounts due are collectible and determination of the appropriate period in which the completion of the earning process occurs. If new information subsequently becomes known to which causes different judgments, assumptions or estimates regarding material contracts, the financial results may be materially affected.

Professional Fees and Infringement Suit Related Costs

Costs and expenses incurred in connection with the Company's patent licensing and enforcement activities include legal fees paid to external patent counsel, other patent-related legal expenses, licensing and enforcement related research and consulting and other expenses paid to third parties.  The Company retains the services of law firms that specialize in intellectual property licensing and enforcement of patent law in connection with licensing and enforcement activities.  These law firms may be retained on (i) a contingent fee basis, whereby such law firms are paid on a percentage of any negotiated fees, settlements or judgments awarded based on how and when the fees, settlements or judgments are obtained, (ii) an hourly fee basis or (iii) a combination thereof.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Third Party Revenue Sharing

In connection with the acquisition of certain patents and patent rights, related agreements have been executed which grant to the former owners of the respective patents or patent rights, the right to receive revenue or profit splits based on future proceeds (as defined in the respective agreements) received as a result of licensing and damages awarded from enforcement actions, or sale of the respective patents or patent portfolios (see Note 12). The economic terms of the agreements vary across the associated patents. The Company incurred $15,034,005 and $16,403,269 in revenue sharing costs for the years ended December 31, 2014 and 2013, respectively.

Cash and Cash Equivalents

All highly liquid investments purchased with original maturities of three months or less at the date of purchase are considered to be cash equivalents.

Restricted Cash

Restrictive cash is being held in a separate escrow account for the potential future benefit of certain non-controlling members of the Company’s subsidiary, Secure Axcess. The restricted cash may be paid to these members based on the occurrence of certain events which may include insolvency or bankruptcy of Secure Axcess. The restricted cash held in escrow can be reduced and returned to Secure Axcess for general company usage, in whole or in part, once certain investment criteria are met related to future dividends or distributions from profits that are made to the eligible members of Secure Axcess in the ordinary course of business. From time to time law firms maintain escrow accounts to facilitate license fee payments from licensees to the Company.

Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the assets, which range from five to seven years.  Repair and maintenance costs are charged to expense as incurred.

Concentration of Credit Risk and Other Risks and Uncertainties

Cash and cash equivalents (including restricted) are primarily maintained at one financial institution in the United States.  Deposits held with this financial institution may exceed the amount of insurance provided on such deposits.  The balances are insured by the Federal Deposit Insurance Corporation (FDIC).   They are not are subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company experienced no losses on deposits of cash and cash equivalents. The Company’s receivables also subject the Company to credit risk.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Patents

Patent intangible assets are recorded at cost.  Amortization of patents is provided on a straight-line basis over their remaining estimated useful lives, which is generally the remaining period of time from issuance or acquisition of the patent to its respective expiration date.

As of December 31, 2014, the Company owned 46 issued U.S. patents and 4 issued foreign patents, in addition to several pending U.S. and foreign patent applications.  The Company issued U.S. and foreign patents expire at various times during periods from 2015 to 2022.  Some of the issued patents and pending patent applications and patent exclusivity rights were acquired by the subsidiary companies, Secure Axcess and Millenium, from various owners and the Company is required to make payments to those previous owners based on cash or certain other values generated from those patents.

In 2013, Secure Axcess entered into an agreement to purchase the rights to 32 patents from two affiliated companies for a total purchase price of $5,000,000 of which $1,000,000 was paid at closing and the remaining $4,000,000 is payable in semi-annual payments of $1,000,000 commencing in June 2015 through December 2016. The $1,000,000 initial payment was financed through a 12% interest-only note payable to various parties (the Parties) and was repaid during 2014. The remaining $4,000,000 was discounted by Secure Axcess utilizing an 8% imputed interest rate, based upon current market conditions, resulting in a note payable of $3,280,000 as December 31, 2014 and 2013. In addition, Secure Axcess shall make payments to the Parties equal to 10% of net recoveries which it receives on the patents up to a total of $500,000. See Note 7.

Amortization expense related to the patents was $1,579,931 and $109,894 for the years ended December 31, 2014 and 2013, respectively. Amortization expense is expected to be approximately $1,440,000, $910,000, $298,000, $178,000 and $158,000 for the years ended December 31, 2015, 2016, 2017, 2018 and 2019, respectively.

Life Settlement Contracts

The Company has acquired several existing life insurance policies (also referred to as “life settlement contracts”) to secure the principal portion of its convertible debt (see Note 6). A life settlement contract is the payment of cash to an insured in return for an assignment of ownership or beneficial interest in, and the right to receive the value of, a life insurance policy upon the death of the insured. A typical insured is a policyholder who is age 65 or older with an actuarially determined life expectancy of three (3) to ten (10) years based on their current medical condition. This person may desire to obtain as much cash as possible from their life insurance policy today to assist them in; i) obtaining a more suitable life insurance policy for their current needs, ii) obtaining immediate cash to cover financial expenses, or iii) to terminate the continued burden of paying substantial premiums to prevent the policy from lapsing. In many cases, the insured simply has no beneficiaries remaining and they would rather have the cash value of their policy for their own use while they are still alive. The types of policies which the Company has acquired are mainly universal or variable life insurance policies underwritten by reputable insurance companies.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Life settlement contracts are recorded at cost for the original purchase price and related costs, and subsequent premium payments are capitalized as part of the life settlement contract carrying value. No amortization is provided for; however, the Company analyzes the carrying value for impairment at least annually. Based on the Company’s analysis, no impairment was noted for the years ended December 31, 2014 and 2013.

In the event the Company directly pays the full principal amount of the convertible notes on their respective maturity dates, or sooner, then the life settlement contracts may be retained by the Company for its own benefit or resell them with the proceeds of such retained by the Company.

Impairment of Long-Lived Assets

The Company identifies and records impairment losses on long-lived assets when events and changes in circumstances indicate that the carrying amount of an asset might not be recoverable, but not less than annually.  Recoverability is measured by comparison of the anticipated future net undiscounted cash flows to the related assets’ carrying value.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Research and Development

Research and development costs include expenses paid to outside development consultants and compensation related expenses for the Company’s engineering staff.  Research and development costs are expensed as incurred.

Income Taxes

The Company is made up of limited liability companies which have elected to be treated as partnerships for federal income tax purposes. Accordingly, the Company is not liable for any federal or state income taxes. Profits and losses are passed through to the members and the members are liable for any income taxes thereon.

The Company follows the provisions of FASB Codification Topic 740-10 related to uncertain income tax provisions. As a result of the Company being taxed as partnerships, management believes that are no uncertain income tax positions taken which would require the Company to reflect a liability for unrecognized tax benefits on the accompanying consolidated balance sheets. Management believes it is no longer subject to income tax examinations for years prior to 2011.

The Company may make tax related cash distributions to its members in amounts sufficient to cover any income taxes they are required to pay on the Company’s taxable income.

The Company reports certain item differently for financial statements purposes than for income tax return purposes. At December 31, 2014, there were accumulated temporary differences relating primarily to cash basis reporting for tax purposes vs. accrual basis reporting for accounting purposes of approximately $930,000, which will decrease income to the members for tax return purposes in the future as they reverse.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Unit-Based Compensation

The Company’s unit based payments result in the recognition of non-cash cost relating to the unit-based payment transactions, including grants of unit options and warrants to employers or directors. The non-cash cost is measured based on the fair value of the equity instruments issued.

The Company measures the non-cash compensation cost of unit-based payments related to its unit options and warrants issued based on the grant-date fair value of the award and recognizes the cost ratably over the period the employee or director is required to provide services for the award. The Company uses an option-pricing model that meets the fair value objective (see Note 9).

Equity Syndication Costs

Equity syndication costs include professional fees paid to attorneys and accountants, commissions paid to selling agents and travel expenses related to raising capital. These amounts are shown as a contra-equity account for the life of the investment.

Subsequent Events

Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are available to be issued and may require potential recognition or disclosure in the consolidated financial statements. Management has considered such events or transactions through January 27, 2015. See Notes 6 and 13 for descriptions of subsequent events.

2.	Formation of Secure Axcess

On August 6, 2010, Prism contributed $1,400 of capital to obtain a 100% interest in the newly formed Secure Axcess. During 2011, various outside investors contributed capital of $739,310 to obtain an 11% noncontrolling interest. During 2013, one member exercised stock options and contributed capital of $3,750 to obtain approximately a 1% noncontrolling interest, thereby increasing the noncontrolling interest to 12%.

3.	Formation of Millenium

On April 19, 2013, Prism contributed $950 of capital to obtain a 95% interest in the newly formed Millenium. Simultaneously, a separate investor contributed capital of $50 to obtain a 5% noncontrolling interest.

4.	Notes Receivable, Members

The Company had notes receivable from members totaling $206,372 as of December 31, 2013. These notes accrued interest at a rate of 2.25% per annum and were due on various dates ranging from January 2015 through December 2015. In 2014, these notes were repaid in full to the Company.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

5.	Life Settlement Contracts

Life settlement contracts consist of the following at December 31, 2014 and 2013:

	2014	2013
Number of Individual Life Insurance Policies Held	7	7
Aggregate Face/Maturity Value of All Policies	$2,700,000	$2,700,000
Proceeds Received During the Year	$-	$-

6.	Convertible Notes Payable

In 2006, Company entered into security purchase agreements with various investors to issue convertible notes (“2006 Notes”). The 2006 Notes were issued on various dates ranging from July 2006 through October 2012, with maturity periods ranging from 3 to 5 years and had interest at rates ranging from 8% to 10% per annum. Total principal amounts due under these 2006 Notes were $44,000 and $94,000 at December 31, 2014 and 2013, respectively. Interest on the remaining unpaid 2006 Notes is due quarterly. The Company’s principal obligations under the 2006 Notes are secured by the Company’s life settlement contracts. The remaining unpaid 2006 Notes are convertible into membership ownership units (“Units”) at conversion prices ranging from $1.00 to $1.20 per Unit any time prior to maturity. During 2014 and 2013, 2006 Notes converted to Units totaled $50,000 and $546,600, respectively. Effective January 2, 2015, the remaining 2006 Notes outstanding at December 31, 2014 were converted to Units.

In 2014 and 2013, the Company entered into security purchase agreements with various investors to issue convertible notes (“2012 Notes”) totaling $2,531,050. The 2012 Notes are unsecured and were issued at various dates ranging from May 2012 through August 2014, all with maturity periods of two years. The respective maturity dates range from May 2014 to January 2015, unless earlier converted, and bear interest at 4% per annum. Total principal amounts due under these 2012 Notes were $1,486,050 and $1,681,050 at December 31, 2014 and 2013, respectively. Interest on the 2012 Notes is due on their respective maturity dates unless the 2012 Notes are converted in which case, no interest is payable under the Notes. The 2012 Notes are convertible into Units at a conversion price equal to $1.60 per Unit at any time prior to maturity. During 2014 and 2013, 2012 Notes converted to Units totaled $195,000 and $850,000, respectively. Effective January 2, 2015, $1,136,000 of the 2012 Notes were converted to Units and management expects the remaining 2012 Notes and 2006 Notes to be converted in 2015.

Interest expense on the notes was $35,856 and $57,539 for the years ended December 31, 2014 and 2013, respectively.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

7.	Long-Term Debt

Long-term debt at December 31, consists of the following:

	2014	2013
Notes payable to various parties, due in quarterly 12% interest-only payments of $30,000 commencing April 2014 through June 2015, when all unpaid principal and interest is due. These notes were were secured by the rights to certain patents. These notes were paid in full in 2014.	$-	$1,000,000

$4,000,000 non-interest bearing note payable to two affiliated companies, due in semi-annual installments of $1,000,000 beginning June 2015, including imputed interest of 8%, through December 2016 when all unpaid principal is due. This note is secured by the rights to certain patents.	3,280,000	3,280,000

Total Long-Term Debt	3,280,000	4,280,000

Less Current Portion	1,720,000	-

Long-Term Debt, Less Current Portion	$1,560,000	$4,280,000

The aggregate maturities of long-term debt for the years ending after December 31, 2014 are as follows:

Year Ending December 31,
2015	$1,720,000
2016	1,560,000
$3,280,000

The Company also issued notes payable to members totaling $100,000 in September 2014. These notes had an interest rate of 10% per annum and were repaid in November and December 2014.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

8.	Commitments

The Company leases offices under operating leases with third parties that requires monthly minimum payments monthly until the respective lease ends.  Rent expense is recognized on a straight-line basis over the term of the leases. The future minimum lease payments under these noncancelable leases as of December 31, 2014 are as follows:

Year Ending December 31,
2015	$51,674
2016	52,213
2017	35,048
$138,935

Rent expense under these operating leases was $81,313 and $65,855 for years ended December 31, 2014 and 2013, respectively.

9.	Options to Acquire Membership Units

Prism and Secure Axcess have each issued options and warrants to selected employees or directors providing the holders to acquire membership units in the respective company at designated exercise prices. Generally, all options and warrants are; (i) granted or issued with an exercise price at the then current estimated market value, (ii) are fully vested at the time of the grant or issuance, and (iii) have expiration dates ranging from five to ten years from the date of the grant or issuance.

A summary of Prism’s options and warrants as of December 31, 2014 and 2013 and changes for the years then ended is presented below:

	Options and Warrants Outstanding
	December 31, 2014		December 31, 2013
		Weighted		Weighted
	Membership	Average	Membership	Average
	Units	Ex. Price	Units	Ex. Price

Beginning	957,441	$1.34	876,190	$1.30
Granted	-	-	106,251	1.60
Exercised	-	-	(25,000)	1.00
Forfeited/Expired	-	-	-	-

Ending	957,441	$1.34	957,441	$1.34

Exercisable at year-end	957,441	$1.34	957,441	$1.34

The weighted average remaining contractual term of outstanding options and warrants as of December 31, 2014 and 2013, was 2.19 and 3.04 years, respectively. The aggregate intrinsic value of outstanding and exercisable options and warrants was $723,935 and $245,214 as of December 31, 2014 and 2013, respectively.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The Company estimates the fair value of options and warrants at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2013: risk-free interest rate range of .71% to 5.15%; dividend yields of 0%; expected volatility for 2013 was 15.59%; and expected terms of 2.5 years. The weighted average grant date fair value of options and warrants granted in 2013 was $18,329. The total intrinsic value of options and warrants exercised during the years ended December 31, 2014 and 2013 was $0 and $27,500, respectively. The non-cash compensation cost that has been charged against operations due to options and warrants was $0 and $18,329 for the years ended December 31, 2014 and 2013, respectively.

A summary of Secure Axcess’s options and warrants as of December 31, 2014 and 2013 and changes for the years then ended is presented below:

	Options and Warrants Outstanding
	December 31, 2014		December 31, 2013
		Weighted		Weighted
	Membership	Average	Membership	Average
	Units	Ex. Price	Units	Ex. Price

Beginning	1,869,088	$0.62	1,944,088	$0.60
Granted	-	-	-	-
Exercised	-	-	(75,000)	0.05
Forfeited/Expired	-	-	-	-

Ending	1,869,088	$0.62	1,869,088	$0.62

Exercisable at year-end	1,869,088	$0.62	1,869,088	$0.62

The weighted average remaining contractual term of outstanding options and warrants as of December 31, 2014 and 2013, was 6.09 and 7.10 years, respectively. The aggregate intrinsic value of outstanding and outstanding exercisable options and warrants was $599,400 as of December 31, 2014 and 2013.

The Company estimates the fair value of options and warrants at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants. There were no options or warrants granted for the years ended December 31, 2014 and 2013. The total intrinsic value of options and warrants exercised during the years ended December 31, 2014 and 2013 was $0 and $66,600, respectively.

10.	Employee Benefit Plan

The Company sponsors a 401k plan, covering substantially all employees.  The plan allows for the Company to match employee contributions up to a certain limit. No Company match was made in 2014 and 2013.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

11.	Litigation

The Company has multiple intellectual property infringement lawsuits pending against multiple parties in the United States District Court for the Eastern District of Texas, Tyler Divisions pursuant to which the Company alleges that these parties infringe on certain patents. The Company also has multiple intellectual property infringement lawsuits pending against multiple parties in the United States District Court of Nebraska and one infringement lawsuit pending against one party in the United States District Court for the District Washington. The Company seeks damages and injunctive relief in the complaints. Further information on the lawsuits is outlined below.

On April 4, 2012, the Company initiated five lawsuits by filing separate complaints in the United States District Court of Nebraska against (i) AT&T Inc. and AT&T Mobility LLC (“AT&T”), (ii) Cellco Partnership d/b/a Verizon Wireless and Verizon Communications Inc., (iii) Sprint Spectrum L.P. d/b/a Sprint PCS, (iv) T-Mobile USA Inc., and (v) United States Cellular Corp. d/b/a U.S. Cellular. The first trial with AT&T was scheduled and held in October 2014 and was settled prior to completion of the trial for $27,500,000 in November 2014. Upcoming separate trials with the other parties are scheduled between April and September, 2015 as determined by the Court.

On January 18, 2013, the Company initiated a lawsuit by filing a complaint in the United States District Court for the Eastern District of Texas, Marshall Division, against Nintendo of America, Inc., Micro Electronics, Inc., Hastings Entertainment, Inc., Game Stop Corporation, Wal-Mart Stores, Inc., Wal-Mart Stores Texas, LLC, Best Buy Stores, L.P., Bestbuy.com, LLC, K Mart Corporation, Target Corporation, Toys “R” Us-Delaware, Inc., and Amazon.com, LLC. Trial was originally scheduled for November, 2014; however, the suit was moved to United States District Court of Washington against Nintendo while all other defendants in the case were stayed pending the Nintendo resolution. No new trial date has been set for Nintendo.

On April 24, 2013, the Company initiated a lawsuit by filing a complaint in the United States District Court for the Northern District of Illinois by filing a complaint against Baxter Healthcare Corp., ApaTech, Inc., and ApaTech, Ltd. The lawsuit is in its early stage and no scheduling order or trial date has yet been established. The defendants in the case filed several Inter Parte Reviews (“IPR’s”) with the US Patent and Trademark Office (“USPTO”). The Company has filed a reply challenging the need for the IPR’s. The USPTO has responded stating it will allow the IPR’s to be conducted. The parties reached a settlement in the case in November 2014, with partial settlement proceeds paid to the Company of $700,000 in November 2014. An additional remainder settlement amount will be paid to the Company by the defendants if the Company prevails in the IPR. If the Company does not prevail then no additional amounts will be payable to the Company by the defendants.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

On September 27, 2013, the Company initiated various lawsuits by filing separate complaints in the United States District Court for the Eastern District of Texas, Tyler Division, against (i) Ally Bank and Ally Financial, Inc., (ii) GE Capital Retail Bank, GE Capital Bank, General Electric Capital Corporation, and General Electric Company, (iii) Nationwide Bank, Nationwide Financial Services, Inc., Nationwide Corporation, and Nationwide Mutual Insurance Company, (iv) PNC Bank, N.A., and the PNC Financial Services Group, Inc., (v) Sovereign Bank, N.A., (vi) U.S. Bank, N.A., and U.S. Bancorp, and (vii) Vanguard Group, Inc., Vanguard Marketing Corporation. On October 16, 2013, the Company also initiated various lawsuits by filing separate complaints in the United States District Court for the Eastern District of Texas, Tyler Division, against (i) Raymond James and Associates, Inc. and Raymond James Financial, Inc., (ii) Bank of the West and BNP Paribas, (iii) Cadence Bank, N.A., (iv) Charles Schwab Bank and The Charles Schwab Corporation, (v) Commerce Bank and Commerce Bancshares, Inc., (vi) Ocwen Financial Corporation, (vii) Orange Savings Bank, SSB, First Financial Bank, N.A., and First Financial Bankshares, Inc., (viii) Texas Capital Banks, N.A. and Texas Capital Bancshares, Inc., (ix) T. Rowe Price Investment Services, Inc., T. Rowe Price Associates, Inc. and T. Rowe Price Group, Inc., and (x) Trustmark National Bank and Trustmark Corporation. On March 5, 2014, EMC Corporation and RSA Security LLC initiated a request with the USPTO for an IPR of the patent involved in the abovementioned lawsuits. Additionally PNC Bancorp, N.A. and US Bancorp have jointly initiated a request for a Covered Business Method Patent Review (“CBM”) with the USPTO of the same patent. The USPTO has granted a hearing to the respective petitioners for both the IPR and CBM. The hearing is scheduled for May 20, 2015, with a resulting decision expected around August 20, 2015. The respective claims for the defendants mentioned above in the District Court have been stayed until the CBM action is resolved.

The Company believes the defendants named in the above suits infringe on certain of its patents, but obtaining and collecting a judgment against these parties may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Many of the defendants are large, well-financed companies with substantially greater resources than the Company. Management believes that these parties will devote a substantial amount of resources in an attempt to prove that either their products do not infringe the Company’s patents or that the Company’s patents are invalid and unenforceable. An accurate final outcome of these litigation matters cannot be predicted.

One or more potential intellectual property infringement claims may also be available to the Company against certain other companies who have the resources to defend against any such claims. Although management believes these potential claims are worth pursuing, commencing a lawsuit can be expensive and time- consuming, and there is no assurance that the Company will prevail on such potential claims.

Prism Technologies LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

12.	Non-Recourse Litigation Financing

During 2012 the Company entered into a non-recourse financing arrangement with a third-party litigation financing company to finance up to a total of $5,000,000 of legal fees and lawsuit related costs relating to particular pending lawsuits. In exchange for the financing, the financing company is entitled to receive the greater of (i) a designated percentage of the litigation proceeds which the Company is awarded from the lawsuits or (ii) a designated multiple of the amount financed by the financing company. During 2014, one particular lawsuit covered by this financing was settled and the financing company was paid $15,000,000 and is included in Revenue Sharing Costs. Since the payment was determined by the designated multiple alternative no further payments will be due to the financing company on the next $47,500,000 of gross proceeds which may be received by the Company from the remaining particular pending lawsuits. Beyond the next $47,500,000 million gross proceeds from the remaining pending lawsuits, if any are received by the Company, the financing company will be entitled to participate in revenue sharing but only as to their designated percentage since the minimum amount due under the designated multiple alternative has been satisfied. In the event the Company receives no litigation proceeds from the remaining pending lawsuits or license fees, the financing company will receive no further payments for their financing and the Company is not obligated to repay any additional amounts to the financing company. There were no amounts owed under this agreement as of December 31, 2014 and 2013.

13.	Merger with Internet Patents Corporation

On November 11, 2014, the Company entered into a definitive agreement to merge with Internet Patents Corporation (NASDAQ: PTNT) ("IPC"). Following the closing of the merger transaction which is expected to occur in 2015, Prism will be wholly owned by IPC and will operate the patent licensing business for all Prism and IPC patents. Pursuant to the terms of the Merger Agreement, in exchange for all of the outstanding equity of Prism, IPC will pay $16,500,000 in cash, less any debt that is not related to the acquisition of patents and issue 3,500,000 shares of its common stock to Prism security holders at closing. IPC has also agreed to share future revenue related to Prism's patents with Prism's former security holders. Under the terms of the Merger Agreement, IPC, through ownership of Prism, will retain the first $16,500,000 million in Prism Patent Proceeds received after closing, less any cash remaining in Prism at the time of closing. Prism's former security holders will receive 70% of subsequent Prism Patent Proceeds, up to $55,000,000. The maximum revenue share of $55,000,000 to be paid to Prism's former security holders would be reduced by any distributions of Prism Patent Proceeds that are made by Prism prior to closing. After the maximum earnout is achieved, IPC will retain all future Prism Patent Proceeds. Prism Patent Proceeds is defined in the Merger Agreement as total recoveries from litigation, licensing, and patent sales minus production expenses (e.g. legal fees and costs paid to third parties); and minus cash operating expenses incurred by Prism.